Exhibit 10.27

SECOND AMENDMENT

TO THE

SYSTEMS & SERVICES TECHNOLOGIES, INC.

SERVICING AND CUSTODIAN AGREEMENT

This Second Amendment (the "Amendment") to the System & Services Technologies, Inc. Servicing and Custodian Agreement dated June 1, 2002 (as amended, supplemented and otherwise modified from time to time, the "Agreement") is entered into as of the 1st day of September, 2003 among Systems & Services Technologies, Inc., as Servicer and Custodian ("SST"), E-Loan Auto Fund One, LLC (the "Company") and E-LOAN, Inc. as Originator and Administrator. All capitalized terms used and not otherwise defined herein shall have the respective meanings attributed to such terms in the Agreement.

WHEREAS, the parties entered into the Agreement to appoint SST as Servicer and Custodian of the Serviced Assets; and

WHEREAS, the parties desire to amend and modify certain terms contained in Schedule 1 to the Agreement.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, receipt and sufficiency of which is mutually acknowledged, the parties agree as follows:

1. Section I of Schedule 1 to the Agreement is amended and restated as follows:

I. FEES

1. One Time Boarding Fee $1.50 per loan

2. Monthly Fee 1, 2, 3,4 40 basis points

3. Minimum Monthly Fee $5,000

2. Endnote 3 on Schedule 1 to the Agreement is amended and restated as follows:

This fee shall apply only so long as Company and Administrator are in compliance with the representation and warranty reflected in Article IV (B)(5) of the Agreement. In the event of any violation of said representation/warranty, the parties (with the prior written consent of the Secured Party) agree to adjust this fee to a sum commensurate with the actual credit standards (i.e., FICO) of the Receivables. This provision is in addition to the rights and remedies otherwise available to SST under the Agreement.

3. Schedule 1 to the Agreement is amended to add the following as Endnote 4:

With respect any Active Receivable secured by a Vehicle that is a motorcycle, this fee shall only apply to such accounts with a FICO score of 700 or more. Any such Active Receivable secured by a Vehicle that is a "motorcycle" with a FICO score of less than 700 shall be subject to a monthly servicing fee of 55 basis points. Additionally, if at any time the total number of Active Receivables that are secured by motorcycles is more than 2% of the total number of Active Receivables, the monthly servicing fee for such Active Receivable that are secured by motorcycles shall be 55 basis points.

4. This Amendment shall be effective as of September 1, 2003. Except as modified as set forth herein, all other terms, conditions and obligations in the Agreement shall continue in full force and effect and the Agreement, as amended, is hereby ratified in all respects.

5. Each of the Company, E-LOAN, Inc. and SST hereby represents and warrants that (a) it has the power and is duly authorized to execute and deliver this Amendment, (b) this Amendment has been duly authorized, executed and delivered, (c) it is and will continue to be duly authorized to perform its obligations under the Credit Documents to which it is a party, (d) the execution, delivery and performance by it of this Amendment does not and will not require any consent or approval, which has not already been obtained, from any Governmental Authority, member or any other Person, (e) the execution, delivery and performance by it of this Amendment shall not result in the breach of, or constitute a default under, any material agreement or instrument to which it is a party and (f) this Amendment and each of the Credit Documents (after giving effect to this Amendment) to which it is a party constitutes its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws (whether statutory, regulatory or decisional) and general equitable principles affecting creditors' rights and remedies regardless of whether such enforceability is considered in a proceeding in equity or at law.

6. This Amendment is limited precisely as written and shall not be deemed to (a) be a consent to a waiver or any other term or condition of the Agreement, the other Credit Documents or any of the documents referred to therein or executed in connection therewith or (b) prejudice any right the Secured Party or any Lender may now have or may have in the future under or in connection with the Agreement, the other Credit Documents or any documents referred to therein or executed in connection therewith. This Amendment contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior understandings, negotiations, commitments and writings with respect hereto. Whenever the Agreement is referred to in any Credit Document or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Agreement as modified by this Amendment.

7. This Amendment is a document executed pursuant to the Agreement and shall be construed, administered or applied in accordance with the terms and provisions thereof.

8. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. The parties may execute facsimile copies of this Amendment and the facsimile signature of any such party shall be deemed an original and fully binding on said party.

9. This Amendment shall be governed and construed in accordance with the applicable terms and provisions of Article XVII (Governing Law) of the Agreement, which terms and provisions are incorporated herein by reference.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

SERVICER AND CUSTODIAN: SYSTEMS & SERVICES TECHNOLOGIES, INC.

By: /s/ __________________________________
Name: Joseph D. Booz
Its: EVP/Secretary/General Counsel

COMPANY: E-LOAN AUTO FUND ONE, LLC

By: /s/ __________________________________
Name: Matt Roberts
Its: CFO

ORIGINATOR AND ADMINISTRATOR: E-LOAN, INC.

By: /s/ __________________________________
Name: Joe Kennedy
Its: President

Acknowledged and Agreed as of the 10th day of November, 2003:

SECURED PARTY: MERRILL LYNCH BANK USA

By: /s/ __________________________________
Name: Joseph Magnus
Its: Director